                                                                      EXHIBIT 11

                            DUPONT PHOTOMASKS, INC.

                        EARNINGS PER SHARE COMPUTATION
                Dollars in thousands, except per share amounts)
                                      (unaudited)

                                                                                                       Basic         Diluted
                                                                                                  ---------------  -----------
                                                                                                   Quarter Ended September 30,
                                                                                                               1998
                                                                                                  ----------------------------
Weighted average shares outstanding.............................................................       15,275,126   15,275,126
Dilutive effect of stock performance plans......................................................                       338,465
                                                                                                  ---------------  -----------
                                                                                                       15,275,126   15,613,591
                                                                                                  ---------------  -----------
Net income......................................................................................           $3,280       $3,280
Earnings per share..............................................................................            $0.21        $0.21

                                                                                                       Basic         Diluted
                                                                                                  ---------------  -----------
                                                                                                   Quarter Ended September 30,
                                                                                                               1999
                                                                                                  ----------------------------
Weighted average shares outstanding.............................................................       15,364,005   15,364,005
Dilutive effect of stock performance plans......................................................                       639,500
                                                                                                  ---------------  -----------
                                                                                                       15,364,005   16,003,505
                                                                                                  ---------------  -----------
Net income......................................................................................           $6,577       $6,577
Earnings per share..............................................................................            $0.43        $0.41

At September 30, 1999, we had outstanding anti-dilutive commitments under our stock performance plans covering 96,650 shares.